Franklin Principal Maturity Trust
777 Mariners Island Blvd.
San Mateo, California  94404


Gentlemen:

The undersigned hereby subscribes for the purchase of 107,600 shares of beneficial interest (the "Shares") of the Franklin Principal Maturity Trust (the "Trust") for a total investment of $1,000,680.00. In connection with said subscription, the undersigned hereby represents that:

     1. The Shares are being purchased for the account of the undersigned solely for investment purposes and not with a view to or for any distribution thereof, and there is no present reason to anticipate any change in circumstances or any other occasion or event which would cause the undersigned to sell the Shares after the purchase thereof.

     2. There are no agreements or arrangements or arrangements between the undersigned and the Trust, or any of its officers, trustees, employees or the proposed investment manager of the Trust, or any affiliated persons thereof with respect to the resale or future distribution of the Shares.

     3. Any sale or transfer of the Shares will be made in compliance with the applicable state and federal securities laws.

     4. The undersigned has received a copy of the preliminary prospectus dated December 22, 1988, describing the nature and proposed operations of the Trust and the Shares and has received or has access to other information about the Trust.

     5. The undersigned is aware that the Shares to be issued and sold pursuant to this subscription agreement will be issued and sold in a nonpublic offering pursuant to Section 4(2) of the Securities Act of 1933, and that there is no registration statement in effect as to the Shares.

     6. The undersigned is aware that, in issuing and selling these Shares, the Trust is relying upon aforementioned representations.

                                          Franklin Resources, Inc.
                                          777 Mariners Island Blvd.
                                          San Mateo, California  94404

Dated: January 11, 1989                   By:  /s/ Harmon E. Burns
                                               Harmon E. Burns
                                               Senior Vice President